UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT
OF 1934

Date of Report (Date of earliest event reported):
January 17, 2002

MEGO FINANCIAL CORP.
(Exact name of registrant as specified in its charter)

NEW YORK	1-8645	13-5629885

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4310 Paradise Road, Las Vegas, NV	89109

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (702) 737-3700

Item 1. Changes in Control of Registrant
SIGNATURES

Item 1. Changes in Control of Registrant

     An entire new Board of Directors of Registrant, consisting of Floyd W. Kephart, Spencer Browne, Michael H. Greco, James D. Locke, Ross Mangano, Thomas G. Palmer and Edward J. Wegel, was elected at a Special Meeting of Shareholders of Registrant on January 17, 2002. All of the new directors were nominated by LC Acquisition Corp. At the meeting, the shareholders also approved, among other things, the purchase by LC Acquisition Corp. from Registrant of 750,000 shares of Registrant’s Common Stock and from certain selling shareholders of 1,269,634 shares of Registrant’s Common Stock. The sale transactions were consummated immediately following the meeting. Of the 2,019,634 shares purchased by LC Acquisition Corp., 1,730,500 shares were immediately distributed to its preferred shareholders in redemption of their preferred shares, as mandated by the Articles of Incorporation of LC Acquisition Corp. Accordingly, LC Acquisition Corp. owns 289,134 shares, amounting to 6.1% of Registrant’s outstanding Common Stock. Floyd W. Kephart, the new Chairman and Chief Executive Officer of Registrant, was Chairman and Chief Executive Officer of LC Acquisition Corp. until January 28, 2002, and a partner in Union Square Partners, Ltd. until January 17, 2002. James D. Locke, a new Director, is a partner in Union Square Partners, Ltd. which owns 400,000 shares or 37.5% of the shares of LC Acquisition Corp. None of the other new Directors is affiliated with LC Acquisition Corp. or Union Square Partners, Ltd.

     The transactions referred to herein were described in, and the transaction documents were filed as part of Registrant’s Proxy Statement dated January 3, 2002, filed with the Securities and Exchange Commission on December 31, 2001.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEGO FINANCIAL CORP.

By:	/s/ Floyd W. Kephart

Name: Floyd W. Kephart Title: Chairman & CEO

Date: January 28, 2002